As filed with the Securities and Exchange Commission on September 1, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KNOT Offshore Partners LP

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-1098373
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Queen’s Cross, Aberdeen, Aberdeenshire AB15 4YB, United Kingdom, +44 1224 618420

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680

(Name, address, and telephone number of agent for service)

Copies to:

Catherine S. Gallagher
Baker Botts L.L.P.
700 K Street NW
Washington, DC 20001
Tel (202) 639-7700
Fax (202) 639-7890

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum aggregate price per unit(2)		Proposed maximum aggregate offering price(1)(2)(7)		Amount of registration fee
Primary offering(1)(2):
Common units representing limited partner interests	—		—		—		—
Other classes of units representing limited partner interests	—		—		—		—
Options	—		—		—		—
Warrants	—		—		—		—
Rights	—		—		—		—
Debt securities(3)	—		—		—		—
Total primary		(1)	(2)		$750,000,000	(4)(9)	$8,443	(5)(9)
Secondary offering(7):
Common units representing limited partner interests	8,567,500	(6)	$12.53	(7)(8)	$107,350,775	(8)	$—	(9)
Total (primary and secondary)	—		—		$857,350,775		$8,443	(9)

(1)

There are being registered hereunder such presently indeterminate number of the securities of each identified class of KNOT Offshore Partners LP, which may be offered and sold, on a primary basis, in such amount as shall result in an aggregate offering price not to exceed $750 million. No separate consideration will be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities, rights, warrants or other classes of units representing limited partner interests being registered hereunder.

(2)	With respect to the primary offering, the proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.C. of Form F-3.
(3)

If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $750 million, less the dollar amount of any registered securities of KNOT Offshore Partners LP previously issued.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”). With respect to the primary offering, in no event will the aggregate initial offering price of all securities offered from time to time pursuant to this registration statement exceed $750 million.

(5)	Calculated in accordance with Rule 457(o) under the Securities Act.
(6)

Pursuant to Rule 416(a) under the Securities Act, the number of common units being registered on behalf of the selling unitholder shall be adjusted to include any additional common units that may become issuable as a result of any unit distribution, split, combination or similar transaction.

(7)

With respect to the secondary offering, the proposed maximum offering price per common unit will be determined from time to time in connection with, and at the time of, the sale by the selling unitholder.

(8)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sale prices of the common units on August 27, 2020, as reported on the NYSE, which is a date within five business days prior to the initial filing date of this registration statement.

(9)

Pursuant to Rule 415(a)(6) under the Securities Act, (a) the primary securities registered pursuant to this registration statement include $684,960,000 of unsold common units, other classes of units, options, warrants, rights and debt securities (“Primary Unsold Securities”) previously registered on KNOT Offshore Partners L.P.’s registration statement on Form F-3 initially filed May 26, 2017 (Registration No. 333-218254) (the “Prior Registration Statement”) and (b) all 8,567,500 of the secondary common units registered pursuant to this registration statement represent unsold securities previously registered on the Prior Registration Statement (together with the Primary Unsold Securities, the “Unsold Securities”).  In connection with the registration of such Unsold Securities on the Prior Registration Statement, the Registrant paid filing fees of $84,884 and $22,392 for the primary and secondary Unsold Securities, respectively (which, with respect to the primary securities, includes fees of $54,882 paid with respect to securities carried over as unsold securities onto the Prior Registration Statement from the KNOT Offshore Partners L.P.’s registration statement on Form F-3 initially filed May 15, 2014 (Registration No. 333-195976)), which fees will continue to be applied to such Unsold Securities included in this registration statement. Accordingly, the amount of the registration fee has been calculated based on the proposed maximum aggregate offering price of the additional $65,040,000 of primary securities registered on this registration statement. In accordance with Securities and Exchange Commission rules, the Registrant may continue to offer and sell the Unsold Securities during the grace period afforded by Rule 415(a)(5). If the Registrant sells any Unsold Securities during the grace period, the Registrant will identify in a pre-effective amendment to this registration statement the new amount of Unsold Securities to be carried forward to this registration statement in reliance upon Rule 415(a)(6) and any filing fee paid in connection with such Unsold Securities and the amount of any new securities to be registered. Pursuant to Rule 415(a)(6) under the Securities Act, the offering under the Prior Registration Statement of the Unsold Securities registered thereunder will be deemed terminated as of the date of effectiveness of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2020

PROSPECTUS

KNOT Offshore Partners LP
Common Units Representing Limited Partner Interests
Other Classes of Units Representing Limited Partner Interests
Options
Warrants
Rights
Debt Securities

We may from time to time, in one or more offerings, offer and sell common units and other units representing limited partner interests in KNOT Offshore Partners LP, as well as options, warrants or rights to purchase common units or other classes of units or any combination thereof, and the debt securities described in this prospectus. We refer to the common units and other units representing limited partner interests in KNOT Offshore Partners LP, the options, warrants and rights to purchase common units or other classes of units and the debt securities collectively as the “securities.” The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $750 million.

Knutsen NYK Offshore Tankers AS, the selling unitholder, may from time to time, in one or more offerings, offer and sell up to 8,567,500 common units. We will not receive any proceeds from the sale of these common units by the selling unitholder. For a more detailed discussion of the selling unitholder, please read “Selling Unitholder.”

We or the selling unitholder may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or the selling unitholder will offer the securities. The specific terms of any securities we or the selling unitholder offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we or the selling unitholder will or the selling unitholder offer the securities and also may add, update or change information contained in this prospectus. The names of any underwriters and the specific terms of a plan of distribution will be stated in the prospectus supplement.

Our common units are traded on the New York Stock Exchange (the “NYSE”), under the symbol “KNOP.” We will provide information in the related prospectus supplement for the trading market, if any, for any securities that may be offered.

Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors” on page 5 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2020.

In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. Neither we nor the selling unitholder have authorized anyone else to give you different information. Neither we nor the selling unitholder are offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission (the “SEC”), incorporated by reference in this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may over time, in one or more offerings, offer and sell up to $750 million in total aggregate offering price of any combination of the securities described in this prospectus. In addition, the selling unitholder may over time, in one or more offerings, offer and sell up to 8,567,500 of our common units.

This prospectus provides you with a general description of KNOT Offshore Partners LP and the securities that are registered hereunder that may be offered by us or the selling unitholder. Each time we or the selling unitholder sell any securities offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Because the selling unitholder may be deemed to be “underwriter” under the Securities Act of 1933, as amended (or the Securities Act), each time the selling unitholder sells any common units offered by this prospectus, the selling unitholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling unitholder and the terms of the common units being offered in the manner required by the Securities Act. Any prospectus supplement may also add, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” in both this prospectus and any prospectus supplement) and any additional information you may need to make your investment decision.

Unless the context otherwise requires, references in this prospectus to “KNOT Offshore Partners LP,” “KNOT Offshore Partners,” the “Partnership,” “we,” “our,” “us” or similar terms refer to KNOT Offshore Partners LP, a Marshall Islands limited partnership, or any one or more of its subsidiaries. References in this prospectus to “our general partner” refer to KNOT Offshore Partners GP LLC, the general partner of the Partnership. References in this prospectus to the “selling unitholder” or to “KNOT” refer, depending on the context, to Knutsen NYK Offshore Tankers AS and to any one or more of its direct and indirect subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which you can access over the Internet at www.sec.gov. You may also obtain information about us on our website at www.knotoffshorepartners.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.  Our common units are traded on the NYSE under the symbol “KNOP.”

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website, also provided above, will make our annual reports on Form 20-F and our periodic reports filed with the SEC available, free of charge, through our website as soon as reasonably practicable after those reports are electronically filed with the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•                  our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed on March 19, 2020 (“our 2019 Annual Report”);

•                  our report on Form 6-K filed on August 27, 2020;

•                  all subsequent annual reports on Form 20-F filed prior to the termination of this offering;

•                  all subsequent current reports on Form 6-K furnished prior to the termination of this offering that we identify in such current reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

•                  the description of our common units contained in our Registration Statement on Form 8-A/A filed on June 30, 2017, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its website.  You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our website at www.knotoffshorepartners.com, or by writing or calling us at the following address:

KNOT Offshore Partners LP
2 Queen’s Cross
Aberdeen, Aberdeenshire AB15 4YB
United Kingdom
+44 1224 618420

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than its respective date.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain certain forward-looking statements concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. These forward-looking statements reflect management’s current views only as of the date of this prospectus and are not intended to give any assurance as to future results. As a result, unitholders are cautioned not to rely on any forward-looking statements.

Forward-looking statements appear in a number of places in this prospectus and the documents we incorporate by reference and include statements with respect to, among other things:

•                  the length and severity of the recent outbreak of COVID-19, including its impact on KNOT Offshore Partners’ business, cash flows and operations as well as the business and operations of its customers, suppliers and lenders;

•                  market trends in the shuttle tanker or general tanker industries, including hire rates, factors affecting supply and demand, and opportunities for the profitable operations of shuttle tankers;

•                  KNOT’s and KNOT Offshore Partners’ ability to build shuttle tankers and the timing of the delivery and acceptance of any such vessels by their respective charterers;

•                  KNOT Offshore Partners’ ability to make or increase distributions on its common units and to make distributions on its Series A Convertible Preferred Units (the “Series A Preferred Units”) and the amount of any such distributions;

•                  KNOT Offshore Partners’ ability to integrate and realize the expected benefits from acquisitions;

•                  KNOT Offshore Partners’ anticipated growth strategies;

•                  the effects of a worldwide or regional economic slowdown;

•                  turmoil in the global financial markets;

•                  fluctuations in currencies and interest rates;

•                  fluctuations in the price of oil;

•                  general market conditions, including fluctuations in hire rates and vessel values;

•                  changes in KNOT Offshore Partners’ operating expenses, including drydocking and insurance costs and bunker prices;

•                  KNOT Offshore Partners’ future financial condition or results of operations and future revenues and expenses;

•                  the repayment of debt and settling of any interest rate swaps;

•                  KNOT Offshore Partners’ ability to make additional borrowings and to access debt and equity markets;

•                  planned capital expenditures and availability of capital resources to fund capital expenditures;

•                  KNOT Offshore Partners’ ability to maintain long-term relationships with major users of shuttle tonnage;

•                  KNOT Offshore Partners’ ability to leverage KNOT’s relationships and reputation in the shipping industry;

•                  KNOT Offshore Partners’ ability to purchase vessels from KNOT in the future;

•                  KNOT Offshore Partners’ continued ability to enter into long-term charters, which KNOT Offshore Partners defines as charters of five years or more;

•                  KNOT Offshore Partners’ ability to maximize the use of its vessels, including the re-deployment or disposition of vessels no longer under long-term charter;

•                  the financial condition of KNOT Offshore Partners’ existing or future customers and their ability to fulfill their charter obligations;

•                  timely purchases and deliveries of newbuilds;

•                  future purchase prices of newbuilds and secondhand vessels;

•                  any impairment of the value of KNOT Offshore Partners’ vessels;

•                  KNOT Offshore Partners’ ability to compete successfully for future chartering and newbuild opportunities;

•                  acceptance of a vessel by its charterer;

•                  termination dates and extensions of charters;

•                  the expected cost of, and KNOT Offshore Partners’ ability to, comply with governmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by its charterers applicable to KNOT Offshore Partners’ business, including the availability and cost of low sulfur fuel oil compliant with the International Maritime Organization sulfur emission limit reductions generally referred to as “IMO 2020” that took effect January 1, 2020;

•                  availability of skilled labor, vessel crews and management, including possible disruptions due to the COVID-19 outbreak;

•                  KNOT Offshore Partners’ general and administrative expenses and its fees and expenses payable under the technical management agreements, the management and administration agreements and the administrative services agreement;

•                  the anticipated taxation of KNOT Offshore Partners and distributions to its unitholders;

•                  estimated future maintenance and replacement capital expenditures;

•                  Marshall Islands economic substance requirements;

•                  KNOT Offshore Partners’ ability to retain key employees;

•                  customers’ increasing emphasis on environmental and safety concerns;

•                  potential liability from any pending or future litigation;

•                  potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

•                  future sales of KNOT Offshore Partners’ securities in the public market;

•                  KNOT Offshore Partners’ business strategy and other plans and objectives for future operations; and

•                  other factors listed from time to time in the reports and other documents that KNOT Offshore Partners files with the SEC.

Forward-looking statements in this prospectus are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties, including those risks discussed in “Risk Factors” and those risks discussed in reports we file with the SEC. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

ABOUT KNOT OFFSHORE PARTNERS LP

We are a publicly traded limited partnership formed on February 21, 2013 to own and operate shuttle tankers under long-term charters. On April 15, 2013, we completed our initial public offering (our “IPO”). Our fleet currently consists of sixteen shuttle tankers. Knutsen NYK Offshore Tankers AS directly owns 8,567,500 of our common units, and all of our incentive distribution rights and, through its ownership of our general partner, a 1.85% general partner interest in us and 90,368 additional common units.

We were formed under the laws of the Marshall Islands and maintain our principal place of business at 2 Queen’s Cross, Aberdeen, Aberdeenshire, AB15 4YB, United Kingdom. Our telephone number at that address is +44 (0) 1224 618420.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in “Item 3. Key Information—Risk Factors” in our 2019 Annual Report and those in our report on 6-K for the six months ended June 30, 2020, each, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in the securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for customary partnership purposes, including repayment of debt (including debt owed to KNOT), acquisitions, capital expenditures and additions to working capital.

The actual application of proceeds we receive from any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

We will not receive any of the proceeds from the sale of common units by the selling unitholder.

CAPITALIZATION

The following table shows our historical cash and capitalization as of June 30, 2020. This table is derived from our consolidated financial statements, including accompanying notes, incorporated by reference in this prospectus. You should read this table in conjunction with the historical financial statements and accompanying notes incorporated by reference into this prospectus and the sections entitled “Operating and Financial Review and Prospects” in our 2019 Annual Report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our report on Form 6-K for the six months ended June 30, 2020, each of which is incorporated by reference herein.

As of June 30, 2020
(In thousands)
Cash and cash equivalents	$41,436

Debt:(1)
Current portion of long-term debt	$83,523
Long-term debt, excluding current portion	$870,150

Total debt	$953,673
Series A Convertible Preferred Units	$89,264
Total partners’ capital	$598,272

Total capitalization	$1,641,209

(1)         All of our outstanding debt is secured by our vessels. Debt amounts exclude unamortized deferred loan issuance costs of $6.2 million.

Each prospectus supplement will include updated information on our capitalization.

DESCRIPTION OF THE COMMON UNITS

For a description of our common units and the important provisions of our partnership agreement and the rights and privileges of our unitholders, please refer to our registration statement on Form 8-A/A, filed with the SEC on June 30, 2017, as updated by Exhibit 2.1 to our 2019 Annual Report.  A copy of our partnership agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

As of September 1, 2020, we had 32,694,094 common units outstanding, of which 21,036,226 are held by the public and 8,657,868 are held by KNOT and its wholly owned subsidiary, KNOT Offshore GP LLC, our general partner. We also have 3,750,000 Series A Convertible Preferred Units (the “Series A Preferred Units”) outstanding.

DESCRIPTION OF THE OTHER CLASSES OF UNITS

Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests and other equity securities for the consideration and with the rights, preferences, and privileges established by our board of directors without the approval of our common unitholders. As of September 1, 2020, no classes of limited partner interests were outstanding other than the common units and the Series A Preferred Units.

Should we offer other classes of units under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the specific terms of those units, including, among other things, the following:

•                  the designation, stated value, and liquidation preference of the units and the maximum number of units to constitute the class or series;

•                  the number of units to be offered;

•                  the public offering price at which the units will be issued;

•                  any sinking fund provisions of the units;

•                  the voting rights, if any, of the units;

•                  the distribution rights of the units, if any;

•                  whether the units will be redeemable and, if so, the price and the terms and conditions on which the units may be redeemed, including the time during which the units may be redeemed and any accumulated distributions thereof, if any, that the holders of the units will be entitled to receive upon the redemption thereof;

•                  the terms and conditions, if any, on which the units will be convertible into, or exchangeable for, the units of any other class or series of units representing limited partner interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•                  a discussion of any additional material federal income tax considerations (other than as discussed in this prospectus), if any, regarding the units; and

•                  any additional rights, preferences, privileges, limitations, and restrictions of the units.

The particular terms of any class or series of units will also be described in the amendment to the operating agreement relating to that class or series of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of units.

Such units will be fully paid and non-assessable when issued upon full payment of the purchase price therefor. The transfer agent, registrar, and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

DESCRIPTION OF THE OPTIONS

We may issue options for the purchase of common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of options to purchase common units or other classes of units for the consideration and with the rights, preferences, and privileges established by our board of directors without the approval of any of our limited partners. Options may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of options will be issued under a separate option agreement to be entered into between us and a bank or trust company, as option agent. The option agent will act solely as our agent in connection with the options and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of options. A copy of the option agreement will be filed with the SEC in connection with the offering of options.

The prospectus supplement relating to a particular issue of options to purchase common units or other classes of units or any combination thereof will describe the terms of such options, including, among other things, the following:

•                  the title of the options;

•                  the offering price for the options, if any;

•                  the aggregate number of the options;

•                  the designation and terms of the common units or other classes of units that maybe purchased upon exercise of the options;

•                  if applicable, the designation and terms of the securities that the options are issued with and the number of options issued with each security;

•                  if applicable, the date from and after which the options and any securities issued with the options will be separately transferable;

•                  the number of common units or other classes of units that may be purchased upon exercise of an option and the price at which such securities may be purchased upon exercise;

•                  the dates on which the right to exercise the options commence and expire;

•                  if applicable, the minimum or maximum amount of the options that may be exercised at any one time;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  if applicable, a discussion of material federal income tax considerations;

•                  anti-dilution provisions of the options, if any;

•                  redemption or call provisions, if any, applicable to the options;

•                  any additional terms of the options, including terms, procedures, and limitations relating to the exchange and exercise of the options; and

•                  any other information we think is important about the options.

Each option will entitle the holder of the option to purchase at the exercise price set forth in the applicable prospectus supplement the number of common units or other classes of units being offered. Holders may exercise options at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised options are void. Holders may exercise options as set forth in the prospectus supplement relating to the options being offered.

Until you exercise your options to purchase our common units or other classes of units, you will not have any rights as a holder thereof, by virtue of your ownership of the options.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of warrants to purchase common units or other classes of units for the consideration and with the rights, preferences, and privileges established by our board of directors without the approval of any of our limited partners. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

The prospectus supplement relating to a particular issue of warrants to purchase common units or other classes of units or any combination of the foregoing will describe the terms of such warrants, including, among other things, the following:

•                  the title of the warrants;

•                  the offering price for the warrants, if any;

•                  the aggregate number of the warrants;

•                  the designation and terms of the common units or other classes of units that maybe purchased upon exercise of the warrants;

•                  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•                  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•                  the number of common units or other classes of units that may be purchased upon exercise of a warrant and the price at which such securities may be purchased upon exercise;

•                  the dates on which the right to exercise the warrants commence and expire;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  if applicable, a discussion of material federal income tax considerations;

•                  anti-dilution provisions of the warrants, if any;

•                  redemption or call provisions, if any, applicable to the warrants;

•                  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants; and

•                  any other information we think is important about the warrants.

Each warrant will entitle the holder of the warrant to purchase the number common units or other classes of units being offered at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until you exercise your warrants to purchase our common units or other classes of units, you will not have any rights as a holder of common units or other classes of units by virtue of your ownership of warrants.

DESCRIPTION OF THE RIGHTS

We may issue rights to purchase common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of rights to purchase common units or other classes of units for the consideration and with the rights, preferences, and privileges established by our board of directors without the approval of any of our limited partners. These rights may be issued independently or together with any other securities and may or may not be transferable by the holder receiving the rights. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement, which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including, among other things, the following:

•                  the date of determining the unitholders entitled to the rights distribution;

•                  the number of rights issued or to be issued to each unitholder;

•                  the exercise price payable for each common unit or other unit upon the exercise of the rights;

•                  the number and terms of the common units or other classes of units which may be purchased per each right;

•                  the extent to which the rights are transferable;

•                  the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•                  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•                  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

•                  any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights; and

•                  any other information we think is important about the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and rights certificate, which will be filed with the SEC.

DESCRIPTION OF THE DEBT SECURITIES

When used in this section, the terms “we,” “us,” “our” and “issuer” refer to KNOT Offshore Partners LP.

The following is a description of the terms of the debt securities, which may be either senior debt securities or subordinated debt securities, and which we collectively refer to as the debt securities. The descriptions below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations, as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities.

If we offer senior debt securities, we will issue them under a senior indenture. If we offer subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

General

The debt securities will be:

•                  our direct general obligations;

•                  either senior debt securities or subordinated debt securities; and

•                  issued under separate indentures (which may be existing indentures) between us and a trustee that we will name in the related prospectus supplement.

The term “Trustee” as used in this prospectus shall refer to the trustee under either of the above indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

Specific Terms of Each Series of Debt Securities

The indenture does not limit the total amount of debt securities that may be issued. Debt securities under the indenture may be issued from time to time in separate series, up to the aggregate amount authorized for each such series.

We will prepare a prospectus supplement and either a supplemental indenture or a resolution of our board of directors and an accompanying officers’ certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•                  whether the debt securities are senior or subordinated debt securities and, if subordinated debt securities, the specific subordination provision applicable thereto;

•                  the guarantors of the debt securities, if any;

•                  whether the debt securities are secured or unsecured;

•                  the form and title of the debt securities;

•                  the total principal amount of the debt securities and any limit on such total principal amount;

•                  the price at which we will issue the debt securities;

•                  the date or dates on which the debt securities may be issued;

•                  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•                  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

•                  the dates on which the principal and premium, if any, of the debt securities will be payable;

•                  the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•                  any optional redemption provisions;

•                  whether the debt securities are convertible into or exchangeable for other securities and the conversion or exchange rate and other related terms, conditions and features.

•                  any sinking fund or analogous provision, or option of the holder thereof, that would obligate us to repurchase, repay or otherwise redeem the debt securities, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities will be repurchased, repaid or redeemed;

•                  whether the debt securities are entitled to the benefits of any guarantees by subsidiary guarantors;

•                  whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

•                  deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein; and

•                  any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

•                  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•                  debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•                  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•                  variable rate debt securities that are exchangeable for fixed rate debt securities.

Interest payments may be made by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder, by wire transfer to an account designated by the holder.

Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Any funds paid to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to the issuer and the holders of the debt securities must look only to the issuer for payment after that time.

Covenants

Reports

The indenture contains the following covenant for the benefit of the holders of all series of debt securities:

So long as any debt securities are outstanding, KNOT Offshore Partners will:

•                  for as long as it is required to file information with the SEC pursuant to the Exchange Act, file with the Trustee, within 15 days after it is required to file with the SEC, copies of the annual report and of the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and

•                  if it is required to furnish annual or quarterly reports to its unitholders pursuant to the Exchange Act, file with the Trustee any annual report or other reports sent to unitholders generally.

A series of debt securities may contain additional financial and other covenants. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series.

Events of Default, Remedies and Notice

Events of Default

Each of the following events will be an “Event of Default” under the indenture with respect to a series of debt securities:

•                  default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•                  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

•                  default in the payment of any sinking fund payment on any debt securities of that series when due;

•                  failure by the issuer to comply for 60 days after notice with the other agreements contained in the indenture, any supplement to the indenture or any board resolution authorizing the issuance of that series; or

•                  certain events of bankruptcy, insolvency or reorganization of the issuer.

Exercise of Remedies

If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25.0% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of at least 25.0% in principal amount of the outstanding debt securities of that series notify us of the default and such default is not cured within 60 days after receipt of such notice.

If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

The holders of a majority in principal amount of the outstanding debt securities of a series may:

•                  waive all past defaults, except with respect to nonpayment of principal, premium or interest; and

•                  rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:

•                  rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

•                  all existing Events of Default have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium or interest when due, unless:

•                  such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

•                  holders of at least 25.0% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

•                  such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

•                  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

•                  the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

•                  conflicts with law;

•                  is inconsistent with any provision of the indenture;

•                  the Trustee determines is unduly prejudicial to the rights of any other holder; or

•                  would involve the Trustee in personal liability.

Notice of Event of Default

Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the indenture or whether any default or Event of Default has occurred during the previous year.

If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder a notice of the Event of Default by the later of 90 days after the Event of Default occurs or 30 days after the Trustee knows of the Event of Default. Except in the case of a default in the payment of principal, premium or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

The issuer may amend the indenture without the consent of any holder of debt securities to:

•                  cure any ambiguity, omission, defect or inconsistency;

•                  convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

•                  provide for the assumption by a successor of our obligations under the indenture;

•                  add guarantors with respect to the debt securities;

•                  change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

•                  secure the debt securities;

•                  add covenants for the benefit of the holders or surrender any right or power conferred upon the issuer;

•                  make any change that does not adversely affect the rights of any holder;

•                  add or appoint a successor or separate Trustee; or

•                  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

In addition, the issuer may amend the indenture if the holders of a majority in aggregate principal amount of all debt securities of each series that would be affected then outstanding under the indenture consent to it. The issuer may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the indenture to:

•                  reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•                  reduce the rate of or extend the time for payment of interest on any debt securities;

•                  reduce the principal of or extend the stated maturity of any debt securities;

•                  reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•                  make any debt securities payable in any currency other than U.S. dollars;

•                  in the case of any subordinated debt security, make any change to the subordination provisions that adversely affects the rights of any holder under such provisions;

•                  impair the right of any holder to receive payment of premium, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•                  impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•                  release any security that has been granted in respect of the debt securities;

•                  make any change to the amendment provisions which require each holder’s consent;

•                  in the case of any subordinated debt security, make any change to the subordination provisions that limits or terminates the benefits applicable to any holder of senior indebtedness of KNOT Offshore Partners; or

•                  make any change to the waiver provisions.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, the issuer is required to mail to all holders a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

•                  compliance by the issuer with certain restrictive provisions of the indenture; and

•                  any past default under the indenture, subject to certain rights of the Trustee under the indenture;

except that such majority of holders may not waive a default: (i) in the payment of principal, premium or interest or (ii) in respect of a provision that under the indenture cannot be amended without, in the case of either (i) or (ii), the consent of all holders of the series of debt securities that is affected.

Defeasance

At any time, the issuer may terminate, with respect to debt securities of a particular series, all of its obligations under such series of debt securities and the indenture, which we call a “legal defeasance.” If the issuer decides to make a legal defeasance, however, the issuer may not terminate its obligations:

•                  relating to the defeasance trust;

•                  to register the transfer or exchange of the debt securities;

•                  to replace mutilated, destroyed, lost or stolen debt securities; or

•                  to maintain a registrar and paying agent in respect of the debt securities.

If the issuer exercises its legal defeasance option, any guarantee will terminate with respect to that series of debt securities.

At any time the issuer may also effect a “covenant defeasance,” which means it has elected to terminate its obligations under covenants applicable to a series of debt securities and described in the prospectus supplement applicable to such series, other than as described in such prospectus supplement.

The legal defeasance option may be exercised notwithstanding a prior exercise of the covenant defeasance option. If the legal defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If the covenant defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in the fourth or fifth bullet points under “—Events of Default” above or an Event of Default that is added specifically for such series and described in a prospectus supplement.

In order to exercise either defeasance option, the issuer must:

•                  irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or maturity, as the case may be;

•                  comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

•                  deliver to the Trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service, or IRS, or other change in applicable federal income tax law.

No Personal Liability

None of the past, present or future partners, incorporators, managers, members, directors, officers, employees or unitholders of the issuer or our general partner will have any liability for the obligations of the issuer under either indenture or the debt securities or for any claim based on such obligations or their creation.

By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for our issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Provisions Relating only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness

The subordinated debt securities will rank junior in right of payment to all of the Senior Indebtedness of KNOT Offshore Partners. “Senior Indebtedness” will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

Payment Blockages

The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•                  we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

•                  we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness of KNOT Offshore Partners within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

•                  any other default on any Senior Indebtedness of KNOT Offshore Partners occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt

The subordinated indenture will not limit the amount of Senior Indebtedness that KNOT Offshore Partners may incur, unless otherwise indicated in the applicable prospectus supplement.

Book Entry, Delivery and Form

A series of debt securities may be issued in the form of one or more global certificates deposited with a depositary. We expect that The Depository Trust Company, New York, New York (“DTC”) will act as depositary. If a series of debt securities is issued in book-entry form, one or more global certificates will be issued and deposited with or on behalf of DTC and physical certificates will not be issued to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

DTC advises us that it is:

•                  a limited-purpose trust company organized under the New York Banking Law;

•                  a “banking organization” within the meaning of the New York Banking Law;

•                  a member of the U.S. Federal Reserve System;

•                  a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•                  a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC is owned by a number of its participants and by the NYSE and the Financial Industry Regulatory Authority (“FINRA”). The rules that apply to DTC and its participants are on file with the SEC.

DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

Principal, premium, if any, and interest payments due on the global securities will be wired to DTC’s nominee. The issuer, the Trustee and any paying agent will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, the issuer, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

It is DTC’s current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee or us.

Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•                  DTC notifies the issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the issuer within 90 days; or

•                  the issuer determines not to require all of the debt securities of a series to be represented by a global security and notifies the Trustee of the decision.

The Trustee

A separate trustee may be appointed for any series of debt securities. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations that may be relevant to current and prospective common unitholders and, unless otherwise noted in the following discussion, is the opinion of Baker Botts L.L.P., our U.S. counsel, insofar as it contains legal conclusions with respect to matters of U.S. federal income tax law. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein. Statements contained herein that “we believe,” “we expect” or similar phrases are not legal conclusions or opinions of counsel.

This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations (“Treasury Regulations”), and current administrative rulings and court decisions, all as in effect or existence on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of unit ownership to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to KNOT Offshore Partners LP.

The following discussion applies only to beneficial owners of common units that own the common units as “capital assets” within the meaning of Section 1221 of the Code (i.e., generally, for investment purposes) and is not intended to be applicable to all categories of investors, such as unitholders subject to special tax rules ( e.g. , financial institutions, insurance companies, broker-dealers, tax-exempt organizations, retirement plans or individual retirement accounts, persons who own (actually or constructively) 10.0% or more of the voting power or value of our equity, or former citizens or long-term residents of the United States), persons who will hold the units as part of a straddle, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, or persons that have a functional currency other than the U.S. dollar, each of whom may be subject to tax rules that differ significantly from those summarized below. If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of our common units.

No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) regarding any matter affecting us or our current and prospective unitholders. The opinions and statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court.

This discussion does not contain information regarding any U.S. state, local, estate, gift or alternative minimum tax considerations concerning the ownership or disposition of common units. This discussion does not comment on all aspects of U.S. federal income taxation that may be important to particular unitholders in light of their individual circumstances, and each current and prospective unitholder is urged to consult its own tax advisor regarding the U.S. federal, state, local and other tax consequences of the ownership or disposition of common units.

Election to be Treated as a Corporation

We have elected to be treated as a corporation for U.S. federal income tax purposes. As a result, U.S. Holders (as defined below) will not be directly subject to U.S. federal income tax on our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of units as described below.

U.S. Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of our common units that is:

•                  an individual U.S. citizen or resident (as determined for U.S. federal income tax purposes),

•                  a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) organized under the laws of the United States or any of its political subdivisions,

•                  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•                  a trust if (1) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions

Subject to the discussion below of the rules applicable to passive foreign investment companies (“PFICs”), any distributions to a U.S. Holder made by us with respect to our common units generally will constitute dividends to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its common units and, thereafter, as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends-received deduction with respect to distributions they receive from us. Dividends received with respect to our common units generally will be treated as “passive category income” for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.

Dividends received with respect to our common units by a U.S. Holder that is an individual, trust or estate (a “U.S. Individual Holder”) generally will be treated as “qualified dividend income,” which is taxable to such U.S. Individual Holder at preferential tax rates provided that: (1) our common units are readily tradable on an established securities market in the United States (such as the NYSE, on which our common units are traded); (2) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under “—PFIC Status and Significant Tax Consequences”); (3) the U.S. Individual Holder has owned the common units for more than 60 days during the 121-day period beginning 60 days before the date on which the common units become ex-dividend (and has not entered into certain risk limiting transactions with respect to such common units); and (4) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Because of the uncertainty of these matters, including whether we are or will be a PFIC, there is no assurance that any dividends paid on our common units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on our common units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

Special rules may apply to any amounts received in respect of our common units that are treated as “extraordinary dividends.” In general, an extraordinary dividend is a dividend with respect to a common unit that is equal to or in excess of 10.0% of a unitholder’s adjusted tax basis (or fair market value upon the unitholder’s election) in such common unit. In addition, extraordinary dividends include dividends received within a one-year period that, in the aggregate, equal or exceed 20.0% of a unitholder’s adjusted tax basis (or fair market value). If we pay an “extraordinary dividend” on our common units that is treated as “qualified dividend income,” then any loss recognized by a U.S. Individual Holder from the sale or exchange of such common units will be treated as long-term capital loss to the extent of the amount of such dividend.

Sale, Exchange or Other Disposition of Common Units

Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such units. The U.S. Holder’s initial tax basis in its units generally will be the U.S. Holder’s purchase price for the units and that tax basis will be reduced (but not below zero) by the amount of any distributions on the units that are treated as non-taxable returns of capital (as discussed above under “—Distributions”). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes.

Medicare Tax on Net Investment Income

Certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of equity interests. For individuals, the additional Medicare tax applies to the lesser of (1) “net investment income” or (2) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by deductions that are allocable to such income. Unitholders should consult their tax advisors regarding the implications of the additional Medicare tax resulting from their ownership and disposition of our common units.

PFIC Status and Significant Tax Consequences

Adverse U.S. federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-U.S. corporation that is classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the holder held our common units, either:

•                  at least 75.0% of our gross income (including the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income ( e.g. , dividends, interest, capital gains from the sale or exchange of investment property and rents derived other than in the active conduct of a rental business); or

•                  at least 50.0% of the average value of the assets held by us (including the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

Income earned, or treated as earned (for U.S. federal income tax purposes), by us in connection with the performance of services would not constitute passive income. By contrast, rental income generally would constitute “passive income” unless we were treated as deriving that rental income in the active conduct of a trade or business under the applicable rules.

Based on our current and projected methods of operation, and an opinion of counsel, we do not believe that we were a PFIC for the 2019 taxable year and we expect that we will not be a PFIC for our current or any future taxable year. We have received an opinion of our U.S. counsel, Baker Botts L.L.P., in support of this position that concludes that the income our subsidiaries earn from certain of our present time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our U.S. counsel that more than 25.0% of our gross income for the 2019 taxable year arose, and we expect that more than 25.0% of our gross income for our current taxable year and each future year will arise, from such time charters or other income our U.S. counsel has opined does not constitute passive income, and more than 50.0% of the average value of our assets for each such year was or will be held for the production of such nonpassive income. Assuming the accuracy of representations we have made to our U.S. counsel for purposes of their opinion, our U.S. counsel is of the opinion that we should not be a PFIC for the 2019 taxable year, and assuming the composition of our income and assets is consistent with these expectations for our current and future years, we should not be a PFIC for our current and any future year.

Our U.S. counsel has indicated to us that the conclusions described above are not free from doubt. While there is legal authority supporting our conclusions, including IRS pronouncements concerning the characterization of income derived from time charters as services income, the United States Court of Appeals for the Fifth Circuit (the “Fifth Circuit”) held in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009) that income derived from certain marine time charter agreements should be treated as rental income rather than services income for purposes of a “foreign sales corporation” provision of the Code. In that case, the Fifth Circuit did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of this case were extended to the PFIC context, the gross income we derive or are deemed to derive from our time-chartering activities may be treated as rental income, and we would likely be treated as a PFIC. The IRS has announced its nonacquiescence with the Fifth Circuit’s holding in Tidewater and its position that the marine time charter agreements at issue in Tidewater should be treated as service contracts.

Distinguishing between arrangements treated as generating rental income and those treated as generating services income involves weighing and balancing competing factual considerations, and there is no legal authority under the PFIC rules addressing our specific method of operation. Conclusions in this area therefore remain matters of interpretation. We are not seeking a ruling from the IRS on the treatment of income generated from our time-chartering operations. Thus, it is possible that the IRS or a court could disagree with this position. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to our current or any future taxable year, we cannot assure unitholders that the nature of our operations will not change and that we will not become a PFIC in our current or any future taxable year.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our common units (and regardless of whether we remain a PFIC over the subsequent taxable years), such U.S. Holder should be subject to different taxation rules depending on whether such U.S. Holder makes an election to treat us as a “Qualified Electing Fund,” which we refer to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common units, as discussed below. In addition, if a U.S. Holder owns our common units during any taxable year that we are a PFIC, such holder must file an annual report with the IRS.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election (an “Electing Holder”), then, for U.S. federal income tax purposes, that Electing Holder must report as income for its taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which that holder is reporting, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder’s adjusted tax basis in the common units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in common units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its U.S. federal income tax return. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with the information necessary to make the QEF election described above. Although the QEF election is available with respect to subsidiaries, in the event we acquire or own a subsidiary in the future that is treated as a PFIC, no assurances can be made that we will be able to provide U.S. Holders with the necessary information to make the QEF election with respect to such subsidiary.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

If we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our common units and, as we anticipate, our common units were treated as “marketable stock,” then, as an alternative to making a QEF election, such U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s common units at the end of the taxable year over the holder’s adjusted tax basis in the common units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its common units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common units would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. The mark-to-market election generally will not be available with respect to subsidiaries. Accordingly, in the event we acquire or own a subsidiary in the future that is treated as a PFIC, the mark-to-market election generally will not be available with respect to such subsidiary.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

If we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our common units and such U.S. Holder does not make either a QEF election or a “mark-to-market” election for that year (a “Non-Electing Holder”), then such Non-Electing Holder would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units in a taxable year in excess of 125.0% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common units) and (2) any gain realized on the sale, exchange or other disposition of the units. Under these special rules:

•                  the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common units;

•                  the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•                  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

If we were treated as a PFIC for any taxable year and a Non-Electing Holder who is an individual dies while owning our common units, such holder’s successor generally would not receive a step-up in tax basis with respect to such units.

U.S. Federal Income Taxation of Non-U.S. Holders

A beneficial owner of our common units (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is referred to as a “Non-U.S. Holder.” If you are a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of our common units.

Distributions

Distributions we pay to a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S. trade or business, our distributions will be subject to U.S. federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder’s U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such distributions also are attributable to a U.S. permanent establishment). The after-tax amount of any effectively connected dividends received by a corporate Non-U.S. Holder may also be subject to an additional U.S. branch profits tax at a 30.0% rate (or, if applicable, a lower treaty rate).

Disposition of Units

In general, a Non-U.S. Holder is not subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of our common units provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax in the event the gain from the disposition of units is effectively connected with the conduct of such U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). The after-tax amount of any effectively connected gain of a corporate Non-U.S. Holder may also be subject to an additional U.S. branch profits tax at a rate of 30.0% (or, if applicable, a lower treaty rate). However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our common units if they are present in the United States for 183 days or more during the taxable year in which those units are disposed and they meet certain other requirements.

Backup Withholding and Information Reporting

In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common units will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:

•                  fails to provide an accurate taxpayer identification number;

•                  is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

•                  in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on a properly completed IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (or successor form), as applicable.

Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.

In addition, individual citizens or residents of the United States holding certain “foreign financial assets” (which generally includes stock and other securities issued by a foreign person unless held in an account maintained by a financial institution) that exceed certain thresholds (the lowest being holding foreign financial assets with an aggregate value in excess of: (1) $50,000 on the last day of the tax year or (2) $75,000 at any time during the tax year) are required to report information relating to such assets. Significant penalties may apply for failure to satisfy the reporting obligations described above. Unitholders should consult their tax advisors regarding their reporting obligations, if any, that would result from their purchase, ownership or disposition of our units.

NON-UNITED STATES TAX CONSIDERATIONS

Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to KNOT Offshore Partners LP.

Marshall Islands Tax Consequences

The following discussion is based upon the opinion of Watson Farley & Williams LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who are not citizens of and do not reside in, maintain offices in or engage in business or conduct transactions or operations in the Republic of the Marshall Islands.

Because we and our subsidiaries do not and do not expect to carry on business or conduct transactions or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distribution treated as a return of capital, we make to you as a unitholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common units, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common units.

Norwegian Tax Consequences

The following discussion is based upon the opinion of Advokatfirmaet Thommessen AS, our counsel as to taxation matters under the laws of the Kingdom of Norway that may be relevant to current and prospective unitholders who are persons not resident in Norway for taxation purposes (“Non-Norwegian Holders”).

The discussion that follows is based upon existing Norwegian legislation and current Norwegian Tax Administration practice as of the date of this prospectus. Changes in these authorities may cause the tax consequences to vary substantially from the consequences of unit ownership described below.

Current and prospective unitholders who are resident in Norway for taxation purposes are urged to consult their own tax advisors regarding the potential Norwegian tax consequences to them of an investment in our common units. For this purpose, a company incorporated outside of Norway will be treated as resident in Norway in the event its central management and control is carried out in Norway.

Taxation of Non-Norwegian Holders

Under the Norwegian Tax Act on Income and Wealth, Non-Norwegian Holders will not be subject to any taxes in Norway on income or profits in respect of the acquisition, holding, disposition or redemption of the common units, provided that:

•                  we are not treated as carrying on business in Norway; and

•                  either of the following conditions is met:

•                  if such holders are resident in a country that does not have an income tax treaty with Norway, such holders are not engaged in a Norwegian trade or business to which the common units are effectively connected; or

•                  if such holders are resident in a country that has an income tax treaty with Norway, such holders do not have a permanent establishment in Norway to which the common units are effectively connected.

A Non-Norwegian Holder that carries on a business in Norway through a partnership is subject to Norwegian tax on income derived from the business if managed from Norway or carried on by the Partnership in Norway.

While we expect to conduct our affairs in such a manner that our business will not be treated as managed from or carried on in Norway at any time in the future, this determination is dependent upon the facts existing at such time, including (but not limited to) the place where our board of directors meets and the place where our management makes decisions or takes certain actions affecting our business. Our Norwegian tax counsel has advised us regarding certain measures we can take to limit the risk that our business may be treated as managed from or carried on in Norway and has concluded that, provided we adopt these measures and otherwise conduct our affairs in a manner consistent with our Norwegian tax counsel’s advice, which we intend to do, our business should not be treated as managed from or carried on in Norway for taxation purposes, and consequently, Non-Norwegian Holders should not be subject to tax in Norway solely by reason of the acquisition, holding, disposition or redemption of their common units. Nonetheless, there is no legal authority addressing our specific circumstances, and conclusions in this area remain matters of interpretation. Thus, it is possible that the Norwegian taxation authority could challenge, or a court could disagree with, our position.

While we do not expect it to be the case, if the arrangements we propose to enter into result in our being considered to carry on business in Norway for the purposes of the Norwegian Tax Act on Income and Wealth, unitholders would be considered to be carrying on business in Norway and would be required to file tax returns with the Norwegian Tax Administration and, subject to any relief provided in any relevant double taxation treaty (including, in the case of holders resident in the United States, the U.S.-Norway Tax Treaty), would be subject to taxation in Norway on any income considered to be attributable to the business carried on in Norway.

United Kingdom Tax Consequences

The following is a discussion of the material United Kingdom tax consequences that may be relevant to current and prospective unitholders who are persons not resident, and not domiciled in the United Kingdom for taxation purposes and who do not acquire their units as part of a trade, profession or vocation carried on in the United Kingdom (“Non-UK Holders”).

Current and prospective unitholders who are, or have been, resident or domiciled in the United Kingdom for taxation purposes, or who hold their units through a trade, profession or vocation in the United Kingdom are urged to consult their own tax advisors regarding the potential United Kingdom tax consequences to them of an investment in our common units and are responsible for filing their own UK tax returns and paying any applicable UK taxes (which may be due on amounts received by us but not distributed). The discussion that follows is based upon current United Kingdom tax law and what is understood to be the current practice of Her Majesty’s Revenue and Customs as at the date of this prospectus, both of which are subject to change, possibly with retrospective effect.

Taxation of income and disposals . We expect to conduct our affairs so that Non-UK Holders should not be subject to United Kingdom income tax, capital gains tax or corporation tax on income or gains arising from the Partnership. Distributions may be made to Non-UK Holders without withholding or deduction for or on account of United Kingdom income tax.

Stamp taxes . No liability to United Kingdom stamp duty or stamp duty reserve tax should arise in connection with the issue of units to unitholders or the transfer of units in the Partnership.

EACH CURRENT AND PROSPECTIVE UNITHOLDER IS URGED TO CONSULT ITS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THE LEGAL AND TAX CONSEQUENCES OF UNIT OWNERSHIP UNDER ITS PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

The securities offered pursuant to this prospectus and any accompanying prospectus supplement may be sold in any of the following ways:

•                  directly to one or more purchasers;

•                  through agents;

•                  through underwriters, brokers or dealers; or

•                  through a combination of any of the above methods of sale.

The applicable prospectus supplement relating to the securities will set forth, among other things:

•                  the offering terms, including the name or names of any underwriters, dealers or agents;

•                  the purchase price of the securities and the proceeds to us or the selling unitholder from such sale;

•                  any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•                  any initial public offering price;

•                  any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

•                  in the case of debt securities, the interest rate, maturity and any redemption provisions;

•                  in the case of debt securities that are convertible into or exchangeable for other securities, the conversion or exchange rate and other terms, conditions and features; and

•                  any securities exchanges on which the securities may be listed.

We will fix a price or prices of our securities at:

•                  market prices prevailing at the time of any sale under this registration statement;

•                  prices related to market prices; or

•                  negotiated prices.

We may change the price of the securities offered from time to time.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name any agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we or the selling unitholder utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, the selling unitholder will enter into an underwriting agreement with the underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We and, if applicable, the selling unitholder may indemnify the underwriters under the relevant underwriting agreement against specific civil liabilities, including liabilities under the Securities Act. Certain of the underwriters and their affiliates may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

In compliance with the guidelines of FINRA, the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus will not exceed 8% of the gross proceeds from that offering.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.

We may offer our common units into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

SELLING UNITHOLDER

This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 8,567,500 common units owned by Knutsen NYK Offshore Tankers AS, the selling unitholder. In addition to holding the common units in us, the selling unitholder also owns all of our incentive distribution rights and the ownership interests in our general partner. See “About KNOT Offshore Partners LP” for additional information regarding our relationship with the selling unitholder.

The following table sets forth information relating to the selling unitholder as of September 1, 2020 based on information supplied to us by the selling unitholder on or prior to that date. We have not sought to verify such information. Information concerning the selling unitholder may change over time. The selling unitholder may hold or acquire at any time common units in addition to those offered by this prospectus and may have acquired additional common units since the date on which the information reflected herein was provided to us. In addition, the selling unitholder may have sold, transferred or otherwise disposed of some or all of its common units since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of its common units in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

	Common Units	Common Units	Common Units Owned After Offering
Selling Unitholder	Owned Prior To Offering	Being Offered	Number of Units(1)	Percentage(2)
Knutsen NYK Offshore Tankers AS(3)	8,657,868	8,567,500	90,368	0.3%

(1)         Assumes the sale of all common units held by the selling unitholder offered by this prospectus.

(2)         Based on 32,694,094 common units outstanding as of September 1, 2020.

(3)         Knutsen NYK Offshore Tankers AS (“KNOT”) is a joint venture between TS Shipping Invest AS (“TSSI”) and NYK Logistics Holding (Europe) B.V. (“NYK Europe”) each of which owns a 50% interest in KNOT. NYK Europe is a wholly owned subsidiary of Nippon Yusen Kabushiki Kaisha (“NYK”), a broadly owned Japanese public company. TSSI is a wholly owned subsidiary of Seglem Holding AS (“Seglem Holding”), of which 70% is owned by the Partnership’s chairman of the board of directors, Trygve Seglem, with the remainder owned by members of his immediate family. Accordingly, each of NYK Europe, NYK, TSSI, Seglem Holding and Trygve Seglem may be deemed to share beneficial ownership of the 8,567,500 common units directly held by KNOT and the 90,368 common units directly held by our general partner, a wholly owned subsidiary of KNOT. The address of KNOT is Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway.

The prospectus supplement for any offering or our common units by the selling unitholder will set forth the following information with respect to the selling unitholder:

•                  the nature of any position, office or other material relationship that the selling unitholder has had within the last three years with us or any of our affiliates;

•                  the number of common units owned by the selling unitholder prior to the offering;

•                  the amount of common units to be offered for the selling unitholder’s account; and

•                  the amount and (if one percent or more) the percentage of common units to be owned by the selling unitholder after the completion of the offering.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are organized under the laws of the Marshall Islands as a limited partnership. Our general partner is organized under the laws of the Marshall Islands as a limited liability company. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for U.S. investors to effect service of process within the United States upon us, our directors or officers, our general partner or our subsidiaries or to realize against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. We have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent to accept service of process on our behalf in the United States.

Watson Farley & Williams LLP, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, our general partner, or the directors or officers of such entities judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us, our general partner or such directors and officers in original actions brought in the Marshall Islands, based on these laws.

Our partnership agreement is governed by Marshall Islands law. Our partnership agreement requires that any claims, suits, actions or proceedings:

•                  arising out of or relating in any way to our partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, our limited partners or us);

•                  brought in a derivative manner on our behalf;

•                  asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or our limited partners;

•                  asserting a claim arising pursuant to any provision of the Marshall Islands Limited Partnership Act; and

•                  asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, unless otherwise provided for in the Marshall Islands Limited Partnership Act, in each case regardless of whether such claims, suits, actions or proceedings arise under laws relating to contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. By purchasing a unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, unless otherwise provided for in the Marshall Islands Limited Partnership Act, in connection with any such claims, suits, actions or proceedings. This exclusive forum provision does not apply to actions arising under the Securities Act or the Exchange Act.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, (a) the validity of the debt securities under New York law and certain other legal matters will be passed upon for us by Baker Botts L.L.P. and (b) the validity of the equity securities and certain other legal matters with respect to the laws of the Republic of the Marshall Islands will be passed upon for us by Watson Farley & Williams LLP. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of KNOT Offshore Partners LP appearing in KNOT Offshore Partners LP’s Annual Report (Form 20-F) for the year ended December 31, 2019, and the effectiveness of KNOT Offshore Partners LP’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young AS is located at Dronning Eufemias Gate 6, 0191 Oslo, Norway.

EXPENSES

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated, except the SEC registration fee.

U.S. Securities and Exchange Commission registration fee	$8,443
New York Stock Exchange listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving costs	*
Transfer agent fees and other	*
Miscellaneous	*
Total	$ *

*                 To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.           Indemnification of Directors and Officers.

KNOT Offshore Partners LP is a Marshall Islands limited partnership. Under the Marshall Islands Limited Partnership Act, a partnership agreement may set forth that the partnership shall indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(1)         our general partner;

(2)         any departing general partner;

(3)         any person who is or was an affiliate of our general partner or any departing general partner;

(4)         any person who is or was a member, partner, director, officer, fiduciary or trustee of any entity described in (1), (2) or (3) above;

(5)         any person who is or was serving as an officer, director, member, partner, fiduciary or trustee of another person at the request of any entity described in (1), (2) or (3) above;

(6)         any person designated by our board of directors;

(7)         the members of our board of directors; and

(8)         any of our officers.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement. We currently maintain directors’ and officers’ insurance for our directors and officers.

Item 9.           Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1	Certificate of Limited Partnership of KNOT Offshore Partners LP (incorporated by reference to Exhibit 3.1 to the registrant’s Form F-1 Registration Statement (333-186947), filed on February 28, 2013)
3.2	Third Amended and Restated Agreement of Limited Partnership of KNOT Offshore Partners LP (incorporated by reference to Exhibit 3.2 to the registrant’s Form 8-A/A filed on June 30, 2017)
4.1	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form F-3 (333-195976) filed on May 15, 2014)
4.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form F-3 (333-195976) filed on May 15, 2014)
4.3*	Form of Debt Securities
4.4*	Form of Warrant Certificate
4.5*	Form of Warrant Agreement
4.6*	Form of Option Agreement
4.7*	Form of Rights Agreement
5.1	Opinion of Watson Farley & Williams LLP as to the legality of the primary equity securities being registered and the selling unitholder common units being registered
5.2	Opinion of Baker Botts L.L.P. as to the validity of the debt securities, options, warrants and rights being registered
8.1	Opinion of Baker Botts L.L.P. relating to tax matters
8.2	Opinion of Watson Farley & Williams LLP relating to tax matters

Exhibit Number	Description
8.3	Opinion of Advokatfirmaet Thommessen AS relating to tax matters
23.1	Consent of Ernst & Young AS
23.2	Consent of Watson Farley & Williams LLP (contained in Exhibits 5.1 and 8.2)
23.3	Consent of Baker Botts L.L.P. (contained in Exhibits 5.2 and 8.1)
23.4	Consent of Advokatfirmaet Thommessen AS (contained in Exhibit 8.3)
24.1	Power of Attorney (included on signature page of this Registration Statement)
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Senior Indenture
25.2**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Subordinated Indenture

*                 To be filed by amendment or as an exhibit to a Report on Form 6-K of the registrant that is incorporated by reference into this registration statement.

**          To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 10.         Undertakings.

The undersigned registrant hereby undertakes:

1.              To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.                                      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

b.                                      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c.                                       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however , that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.              That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.              To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

5.              That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.                                      Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.                                      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1) (i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

6.              That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.                                      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.                                      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.                                       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.                                      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7.              That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8.              The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

9.              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, Aberdeenshire, United Kingdom, on the 1st of September, 2020.

KNOT OFFSHORE PARTNERS LP

By:	/s/ Gary Chapman
Name:	Gary Chapman
Title:	Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Gary Chapman as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendments thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary Chapman	Chief Executive Officer and Chief Financial Officer (Principal	September 1, 2020
Gary Chapman	Executive Officer, Principal Financial Officer and Principal
Accounting Officer)

/s/ Trygve Seglem	Chairman of the Board of Directors	September 1, 2020
Trygve Seglem

/s/ Simon Bird	Director	September 1, 2020
Simon Bird

/s/ Junya Omoto	Director	September 1, 2020
Junya Omoto

/s/ Richard Beyer	Director	September 1, 2020
Richard Beyer

/s/ Hans Petter Aas	Director	September 1, 2020
Hans Petter Aas

/s/ Edward A. Waryas, Jr.	Director	September 1, 2020
Edward A. Waryas, Jr.

/s/ Andrew Beveridge	Director	September 1, 2020
Andrew Beveridge

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of KNOT Offshore Partners LP in the United States, has signed this registration statement in the City of Newark, State of Delaware, on the 1st day of September, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director
Authorized Representative in the United States